AMENDMENT TO
SUPERVISION AND ADMINISTRATION AGREEMENT

This amendment (“Amendment”) to the Supervision and Administration Agreement (the “Agreement”) dated as of April 17, 2023, by and between Aristotle Funds Series Trust and Aristotle Investment Services, LLC (together, the “Parties”) is effective as of January 22, 2024.

WHEREAS, the Parties desire to amend Schedule A of the Agreement to reflect for Aristotle Value Equity Fund (1) an increase in the fee for Classes A, I and I-2 to 0.14%; and (2) the fee for Class R6 of 0.06%; and for Aristotle Small Cap Equity Fund, to eliminate Class I-3 from the Agreement.

WHEREAS, Section 1 of the Agreement contemplates that Schedule A to the Agreement may be amended from time to time.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ARISTOTLE FUNDS SERIES TRUST on behalf of each of its series listed on Schedule A	ARISTOTLE INVESTMENT SERVICES, LLC
By: /s/Richard Schweitzer Name: Richard Schweitzer Title: President Date: January 18, 2024	By: /s/Kim St. Hilaire Name: Kim St. Hilaire Title: Chief Operating Officer Date: January 18, 2024

Schedule A to the
Supervision and Administration Agreement

Effective: January 22, 2023

Fund	Supervision and Administration Fee

Aristotle Portfolio Optimization Conservative Fund

Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Portfolio Optimization Moderate Conservative Fund

Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Portfolio Optimization Moderate Fund

Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Portfolio Optimization Growth Fund

Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Portfolio Optimization Aggressive Growth Fund

Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Ultra Short Income Fund

Class A	0.07%
Class I	0.07%
Class I-2	0.07%

Aristotle Short Duration Income Fund

Class A	0.10%
Class C	0.10%
Class I	0.05%
Class I-2	0.10%
Aristotle Core Income Fund

Class A	0.10%
Class C	0.10%
Class I	0.05%
Class I-2	0.05%
Aristotle ESG Core Bond Fund

Class I	0.10%
Class I-2	0.10%
Aristotle Strategic Income Fund

Class A	0.10%
Class C	0.10%
Class I	0.05%
Class I-2	0.10%
Aristotle Floating Rate Income Fund

Class A	0.13%
Class C	0.13%
Class I	0.05%
Class I-2	0.13%
Aristotle High Yield Bond Fund

Class A	0.10%
Class C	0.10%
Class I	0.05%
Class I-2	0.10%

Aristotle Small/Mid Cap Equity Fund

Class A	0.20%
Class C	0.20%
Class I	0.15%
Class I-2	0.20%

Aristotle Small Cap Equity Fund

Class A	0.20%
Class C	0.20%
Class I	0.20%
Class R6	0.15%
Class I-2	0.20%
Aristotle Growth Equity Fund

Class A	0.15%
Class I	0.15%
Class I-2	0.15%
Aristotle Value Equity Fund

Class A	0.14%
Class I	0.14%
Class R6	0.06%
Class I-2	0.14%
Aristotle International Equity Fund

Class A	0.08%
Class I	0.08%
Class I-2	0.08%
Aristotle/Saul Global Equity Fund

Class A	0.08%
Class I	0.08%
Class I-2	0.08%
Aristotle Core Equity Fund

Class A	0.15%
Class I	0.15%
Class I-2	0.15%